UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 20, 2008
LAMAR ADVERTISING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	0-30242	72-1449411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5551 Corporate Blvd.
Baton Rouge, LA 70808
(Address of Principal Executive Offices) (Zip Code)
(225) 926-1000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Executive Compensation
     On March 20, 2008, the Compensation Committee set the base salaries and approved both a performance-based cash and equity bonus programs and a separate discretionary cash bonus program for the Company’s executive officers for fiscal 2008.
     The following table sets forth the 2008 base salary for each of the Company’s executive officers, which was unchanged from 2007:

Executive Officer	2008 Base Salary
Kevin P. Reilly, Jr.	$700,000
President, Chief Executive Officer and Chairman

Sean E. Reilly	$500,000
Chief Operating Officer and Vice President

Keith A. Istre	$450,000
Chief Financial Officer and Treasurer
Under the performance-based bonus programs, each of the Company’s executive officers has an opportunity to earn a cash bonus and an award of unrestricted shares of the Company’s Class A Common Stock (the “Common Stock”). The amount of cash bonus and the number of unrestricted shares of Common Stock earned by each executive officer will be determined according to formulas set by the Compensation Committee at the meeting. The formulas are based upon levels of the Company’s pro forma net revenue growth and pro forma EBITDA growth in fiscal 2008 over fiscal 2007. Under the formulas, each executive officer may earn up to a maximum of 150% of his target cash bonus and 100% of his target equity award. Any bonus under these programs will be paid and issued when the Compensation Committee certifies (after the close of fiscal 2008) the extent to which the enumerated performance criteria have been satisfied.
The following table sets forth the 2008 target and maximum cash and equity bonuses for each of the Company’s executive officers:

			2008 Target
	2008 Target		Unrestricted
Executive Officer	Cash Bonus		Stock Grant
Kevin P. Reilly, Jr.	$400,000	(1)	44,000 shares
President, Chief Executive Officer and Chairman

Sean E. Reilly	$250,000	(2)	44,000 shares
Chief Operating Officer and Vice President

Keith A. Istre	$250,000	(3)	26,000 shares
Chief Financial Officer and Treasurer

(1)	Mr. Kevin P. Reilly, Jr. may earn up to 150% of his target bonus, for a total cash bonus opportunity of up to $600,000, upon the attainment of certain performance goals under the bonus program.

(2)	Mr. Sean E. Reilly may earn up to 150% of his target bonus, for a total cash bonus opportunity of up to $375,000, upon the attainment of certain performance goals under the bonus program.

(3)	Mr. Keith A. Istre may earn up to 150% of his target bonus, for a total cash bonus opportunity of up to $375,000, upon the attainment of certain performance goals under the bonus program.

In addition the Compensation Committee also instituted a discretionary bonus program for fiscal 2008. Under this program, the Committee may grant an additional cash bonus to any executive officer in an amount up to 30% of such executive officers’ base salary. Such bonus (if any) will be awarded solely at the discretion of the Compensation Committee based on an evaluation of each executive officer’s respective 2008 performance.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMAR ADVERTISING COMPANY (Registrant)
Date: March 26, 2008	By	/s/ Keith Istre
		Name:	Keith Istre
		Title:	Chief Financial Officer